Exhibit 99.1

Carmell Announces Execution of Definitive Agreement to Acquire Elevai Skincare,

a leader in Physician Dispensed Exosome Skin and Hair Care Products

PITTSBURGH, January 2, 2025 (GLOBE NEWSWIRE) -- Carmell Corporation (Nasdaq: CTCX), a bio-aesthetics company focused on skin and hair health (“Carmell”, the “Company”, “we”, “our”, or “us”), today announced that it entered into a definitive purchase agreement with PMGC Holdings Inc. (formerly Elevai Labs Inc.) and its wholly owned subsidiary, Elevai Skincare Inc. (“Elevai”), to acquire the assets related to its skincare and haircare business (the “Acquisition”).

The purchase consideration for the Acquisition is as follows:

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Approximately $1.1 million in Carmell common stock at the closing of the Acquisition (the “Closing”);
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Approximately $57,000 in cash upon the sale of specified inventory existing as of the Closing;
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Contingent earnout consideration consisting of:
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5% of net sales from Elevai’s existing products paid annually during the 5-year period following the Closing, and
o
a one-time milestone payment of $500,000 if Elevai’s hair and scalp products achieve $500,000 in net revenue within 24 months following the Closing; and
•
Carmell’s assumption of contractual liabilities and trade payables of Elevai at the Closing.

As part of the Acquisition, Carmell expects to acquire the following assets of Elevai:

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Product portfolio with trailing twelve-month revenue of approximately $2.5 million;
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Commercial and product development team;
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Finished and work-in-process inventory of approximately $1.0 million; and
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Accounts receivable of approximately $0.03 million.

Said Mr. Rajiv Shukla, Chairman of Carmell, “This acquisition will integrate one of the newest advances in stem cell derived exosome technology into the Carmell platform, further cementing our status as the home of the best bio-aesthetic skincare science, Built by Biology just as Nature intended.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Elevai Skincare Inc.

A subsidiary of PMGC Holdings, Elevai is developing and commercializing cutting-edge physician-dispensed skin and hair care applications that focus on science-backed applications for the physician-dispensed market, utilizing cutting-edge technologies to redefine skincare and hair care, including its stem cell exosome technology.

About Carmell

Carmell is a bio-aesthetics company that utilizes the Carmell Secretome™ to support skin and hair health. The Carmell Secretome™ consists of a potent cocktail of growth factors and proteins extracted from allogeneic human platelets sourced from U.S. Food and Drug Administration-approved tissue banks. Over the past 7 years, the Company has extensively tested the technology underpinning the Carmell Secretome™. Additionally, the Company has developed a novel microemulsion formulation that enables delivery of lipophilic and hydrophilic ingredients without relying on the Foul Fourteen™, 14 potentially harmful excipients that are commonly used by other companies to impart texture, stability, and other desirable physicochemical attributes to cosmetic products. Carmell’s microemulsion formulations do not utilize mineral or vegetable oils and are designed to be non-comedogenic. The Company is also developing a line of men’s products and a line of topical haircare products. All products are tailored to meet the demanding technical requirements of professional care providers and discerning retail consumers. For more information, visit www.carmellcosmetics.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs, assumptions and information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. However, not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements regarding the consummation of the Acquisition, the composition of the purchased assets in the Acquisition upon the Closing, our ability to integrate Elevai’s business, our ability to realize the anticipated benefits of the Acquisition, the impact of the Acquisition on our business, the launch and commercialization of our products, and the execution of our business strategy. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among others, uncertainties as to the timing of the Acquisition and the risk that the Acquisition may not be completed in a timely manner or at all, satisfaction or waiver of the conditions to closing of the Acquisition, risks related to the ability to realize the anticipated benefits of the Acquisition, risks related to the diversion of management’s attention from our ongoing business, the effect of the announcement or pendency of the Acquisition on our business and employee relationships, the risk of unknown liabilities arising after the Acquisition, the ability to recognize anticipated benefits from our commercial products, R&D pipeline, distribution agreements, changes in applicable laws or regulations, the possibility that we may be adversely affected by other economic, business, and/or competitive factors, and other risks and uncertainties, those described under the header “Risk Factors” in the Annual Report on Form 10-K filed by Carmell with the SEC on April 1, 2024, and in our other reports filed with the SEC. Most of these factors are outside of Carmell’s control and are difficult to predict. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. Except as required by law, we undertake no obligation to publicly update any forward-looking statement contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Contact:
Bryan Cassaday

bc@carmellcorp.com